 LEGEND OIL AND GAS, LTD. 10-K

EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-196359 on Form S-8 of Legend Oil and Gas, Ltd. of our report dated April 1, 2015, relating to the consolidated financial statements of Legend Oil and Gas, Ltd. that appears in the Annual Report on Form 10-K of Legend Oil and Gas, Ltd. for the year ended December 31, 2014.

/s/ GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 3, 2015